UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 13, 2012

PAN AMERICAN GOLDFIELDS LTD.
(Exact name of Registrant as specified in its charter)

Delaware	000-23561	84-1431797
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

595 HOWE STREET, UNIT 906 VANCOUVER, CANADA A1 V6C 2T5
(Address of principal executive offices) (Zip Code)

(604) 681-1163
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On July 13, 2012, Pan American Goldfields, Ltd., a Delaware corporation (the “Company”), completed a $2.1 million private placement offering (the “Offering”).  In the Offering, the Company issued 17,500,000 shares of its common stock (the “Shares”) at a subscription price of $0.12 per share.  Of the aggregate purchase price, $1,050,000 was paid in cash and $1,050,000 was paid through the transfer of real property in Argentina valued at $1,050,000.  The Shares were acquired by an accredited investor (as defined under Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “1933 Act”)).

The Company intends to liquidate the real property it acquired as soon as practical.  The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes, including supporting the scoping study for its Cieneguita Project in Mexico and the exploration program for its Cerro Delta Project in Argentina.

The Company paid a finders fee of $84,000 and 700,000 shares of common stock.

The foregoing description of Private Placement Subscription Agreement and the agreements related to the transfer of the real property in Argentina and the transactions contemplated therein and thereby, do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, which are filed herewith or incorporated herein by reference.

This Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any of the securities described herein. This Current Report on Form 8-K is being filed pursuant to and in accordance with Rule 135c of the 1933 Act.

Item 3.02. Unregistered Sales of Equity Securities.

The information disclosed under Item 1.01 above and Item 5.02 below is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 16, 2012, the Board of Directors of the Company approved the conversion of outstanding fees owed to the Company’s directors listed below into shares of the Company’s common stock, at a conversion price of $0.10 per share, as set forth below:

Director	No. of Shares
Randy Buchamer	80,000
George Young	24,000
Gary Parkison	295,000
Hernan Celorrio	120,000

Total:	519,000

The fees were owed to the directors pursuant to the Company’s existing compensation arrangements with its directors.  The directors voluntarily elected to convert the outstanding amounts into shares to help the Company conserve its available cash to support its exploration activities.

Item 9.01.Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit	Description
10.1	Private Placement Subscription Agreement between the Company and the Subscriber.
10.2	Cesion Derechos de Creditos.
10.3	Poder Especial Irrevocable Otorgado.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAN AMERICAN GOLDFIELDS LTD.

Date: July 18, 2012	By:	/s/ Salil Dhaumya
Salil Dhaumya
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Private Placement Subscription Agreement between the Company and the Subscriber.
10.2	CesionDerechos de Creditos.
10.3	Poder Especial Irrevocable Otorgado.